Exhibit 99.1

For Immediate Release	Media Contact:Hannah Burns
212-526-4064
Investor Contact:Shaun Butler
212-526-8381

LEHMAN BROTHERS REPORTS
SECOND QUARTER EARNINGS

- Reports 47% Increase in Net Income and 35% Increase in Net Revenues
from Second Quarter of 2005 -

NEW YORK, June 12, 2006 — Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $1.0 billion, or $1.69 per common share (diluted), for the second quarter ended May 31, 2006, representing an increase of 47% and 50%, respectively, from net income of $683 million, or $1.13 per common share (diluted), reported for the second quarter of fiscal 2005. The second quarter results represented a decrease of 8% from record net income and earnings per common share (diluted) in the first quarter of fiscal 2006 of $1.1 billion and $1.83, respectively.

For the first half of fiscal 2006, the Firm reported record net income of $2.1 billion, or $3.52 per common share (diluted), up 34% and 36%, respectively, from the first half of fiscal 2005.

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Second Quarter Business Highlights

•                  Ranked #1 in Barron’s 500, the publication’s annual survey of the corporate performance of the 500 largest U.S. and Canadian companies

•                  Named to BusinessWeek’s “The BusinessWeek 50,” the 50 best-performing companies in 2006

•                  Reported record Capital Markets and Investment Management net revenues

•                  Named George H. Walker as global head of the Investment Management Division and a member of the Firm’s Executive Committee, starting later this year

Richard S. Fuld, Jr., chairman and chief executive officer, said, “Our strong results for the second quarter continue to demonstrate that Lehman Brothers has the breadth, balance and scale necessary to help our clients around the world take advantage of opportunities in a changing and challenging market environment. As we remain focused on delivering the best solutions to our clients, we are equally committed to maintaining a strict discipline around risk, liquidity and expense management to drive shareholder value.”

The Firm reported net revenues (total revenues less interest expense) for the second quarter of fiscal 2006 of $4.4 billion, a 35% increase from $3.3 billion in the second quarter of fiscal 2005 and a decrease of 1% from the record $4.5 billion in the first quarter of fiscal 2006. For the first six months of fiscal 2006, the Firm reported record net revenues of $8.9 billion, an increase of 25% from $7.1 billion for the first half of fiscal 2005.

Investment Banking revenues increased 28% to $741 million for the second quarter of fiscal 2006, from $579 million for the same period a year ago. Second quarter revenues were driven by strong advisory and equity underwriting revenues, partially offset by a decline in debt underwriting. Capital Markets reported record net revenues of $3.1 billion in the second quarter of fiscal 2006, a 38% increase from $2.2 billion reported in the second quarter of fiscal 2005. Equities Capital Markets net revenues increased 85% to $878 million in the second quarter of fiscal 2006 compared to $474 million in the second quarter of fiscal 2005, and were driven by higher trading volumes in the cash businesses and improved results in the global derivatives and prime brokerage businesses. Fixed Income Capital Markets reported record net revenues of

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$2.2 billion in the second quarter of fiscal 2006, an increase of 25% from $1.8 billion in the second quarter of fiscal 2005, representing strong results across all products, including credit, municipals, real estate, mortgages and interest rate products. Investment Management net revenues were a record $592 million in the second quarter of fiscal 2006, an increase of 25% versus $472 million in the second quarter of fiscal 2005. Record Private Investment Management net revenues of $245 million in the second quarter of fiscal 2006 increased 13% from $217 million in the second quarter of fiscal 2005. Asset Management reported net revenues of $347 million, an increase of 36% compared to $255 million in the same period a year ago, as assets under management grew to a record $198 billion.

Non-interest expenses for the second quarter of fiscal 2006 were $2.9 billion, compared to $2.3 billion in the second quarter of fiscal 2005 and $2.9 billion in the first quarter of fiscal 2006. Compensation and benefits as a percentage of net revenues was 49.3% during the second quarter of fiscal 2006, compared to 49.5% during the second quarter of fiscal 2005 and 49.3% in the first quarter of fiscal 2006. Non-personnel expenses in the second quarter of fiscal 2006 were $738 million, compared to $711 million in the first quarter of fiscal 2006 and $642 million in the second quarter of fiscal 2005.

For the second quarter of fiscal 2006, the Firm’s pre-tax margin was 34.0%, compared to 30.9% in the second quarter of fiscal 2005. The Firm’s return on average common stockholders’ equity was 23.7% for the second quarter of fiscal 2006, compared to 18.2% in the second quarter of fiscal 2005, and return on average tangible common stockholders’ equity was 29.5% for the second quarter of fiscal 2006, compared to 23.5% in the second quarter of fiscal 2005.

As of May 31, 2006, Lehman Brothers stockholders’ equity was approximately $18 billion, and total capital (stockholders’ equity and long-term borrowings) was approximately $99 billion. Book value per common share was $31.08.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in

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equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held at 10:00 a.m. EDT today. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182, or from outside the U.S., 517-623-4500. The pass code for all callers is LEHMAN. The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 866-454-9170 (domestic) or 203-369-1254 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 6:00 p.m. EDT on July 12, 2006, and by phone until 5:00 p.m. EDT on July 13, 2006. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such

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statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

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LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

	At or for the Quarter Ended
	5/31/06	2/28/06	11/30/05	8/31/05	5/31/05
Income Statement
Net Revenues	$4,411	$4,461	$3,690	$3,852	$3,278
Non-Interest Expenses:
Compensation and Benefits	2,175	2,199	1,798	1,906	1,623
Non-personnel Expenses	738	711	675	653	642
Income Before Cumulative Effect of Accounting Change	1,002	1,038	823	879	683
Cumulative Effect of Accounting Change	—	47	—	—	—
Net Income	1,002	1,085	823	879	683
Net Income Applicable to Common Stock	986	1,069	807	864	664

Earnings per Basic Common Share: (a)
Before Cumulative Effect of Accounting Change	$1.81	$1.87	$1.46	$1.55	$1.19
Cumulative Effect of Accounting Change	—	$0.09	—	—	—
Earnings per Basic Common Share	$1.81	$1.96	$1.46	$1.55	$1.19

Earnings per Diluted Common Share: (a)
Before Cumulative Effect of Accounting Change	$1.69	$1.75	$1.38	$1.47	$1.13
Cumulative Effect of Accounting Change	—	$0.08	—	—	—
Earnings per Diluted Common Share	$1.69	$1.83	$1.38	$1.47	$1.13

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (b)	23.7%	26.7%	20.9%	23.0%	18.2
Return on Average Tangible Common Stockholders’ Equity (annualized) (c)	29.5%	33.5%	26.5%	29.4%	23.5
Pre-tax Margin	34.0%	34.8%	33.0%	33.6%	30.9
Compensation and Benefits/Net Revenues	49.3%	49.3%	48.7%	49.5%	49.5
Effective Tax Rate	33.1%	33.1%	32.4%	32.0%	32.6

Financial Condition
Total Assets	$455,000	$439,796	$410,063	$384,295	$370,595
Net Assets (d)	241,604	227,048	211,424	194,208	193,989
Long-Term Borrowings	81,380	66,096	62,309	62,920	59,809
Common Stockholders’ Equity	16,886	16,398	15,699	15,239	14,783
Total Stockholders’ Equity	17,981	17,493	16,794	16,334	15,878
Total Stockholders’ Equity Plus Junior Subordinated Notes (d)	20,698	20,116	18,820	18,133	17,384
Tangible Equity Capital (d)	17,402	16,834	15,564	14,871	14,098
Total Capital (e)	99,361	83,589	79,103	79,254	75,687
Book Value per Common Share (f) (a)	31.08	30.01	28.75	27.46	26.64
Gross Leverage Ratio (g)	25.3x	25.1x	24.4x	23.5x	23.3x
Net Leverage Ratio (d)	13.9x	13.5x	13.6x	13.1x	13.8x

Other Data (#s)
Employees	23,387	22,919	22,919	22,047	20,717
Assets Under Management (in billions)	$198	$188	$175	$164	$151
Common Stock Outstanding (in millions) (a)	540.3	538.3	542.9	538.7	544.9
Weighted Average Shares (in millions): (a)
Basic	545.1	546.3	551.8	557.3	559.1
Diluted	582.8	584.2	585.2	587.4	588.0

See Footnotes to Selected Statistical Information on page 7.

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a)          Prior period share and earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

(b)         Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 11.

(c)          Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 11. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(d)         Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders’ equity plus junior subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders’ equity plus junior subordinated notes to be a more meaningful measure of our equity because the junior subordinated notes are subordinated and have maturities at issuance from 30 to 49 years. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 13. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(e)          Total capital includes long-term borrowings (including junior subordinated notes) and total stockholders’ equity. We believe total capital is useful to investors as a measure of our financial strength.

(f)            The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(g)         Gross leverage ratio is defined as total assets divided by total stockholders’ equity.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

	Quarter Ended			% Change from
	May 31, 2006	Feb 28, 2006	May 31, 2005	Feb 28, 2006	May 31, 2005
Revenues:
Principal transactions	$2,506	$2,473	$1,644
Investment banking	741	835	579
Commissions	587	472	421
Interest and dividends	7,327	6,192	4,454
Asset management and other	354	335	237
Total revenues	11,515	10,307	7,335
Interest expense	7,104	5,846	4,057
Net revenues	4,411	4,461	3,278	(1)%	35%

Non-interest expenses:
Compensation and benefits	2,175	2,199	1,623
Technology and communications	238	228	195
Brokerage, clearance and distribution fees (a)	158	141	140
Occupancy	139	141	123
Professional fees	83	72	69
Business development	74	60	61
Other (a)	46	69	54
Total non-interest expenses	2,913	2,910	2,265	—%	29%
Income before taxes and cumulative effect of accounting change	1,498	1,551	1,013
Provision for income taxes	496	513	330
Income before cumulative effect of accounting change	1,002	1,038	683	(3)%	47%
Cumulative effect of accounting change	—	47	—
Net income	$1,002	$1,085	$683	(8)%	47%
Net income applicable to common stock	$986	$1,069	$664	(8)%	48%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$1.81	$1.87	$1.19
Cumulative effect of accounting change	—	0.09	—
Earnings per basic common share	$1.81	$1.96	$1.19	(8)%	52%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$1.69	$1.75	$1.13
Cumulative effect of accounting change	—	0.08	—
Earnings per diluted common share	$1.69	$1.83	$1.13	(8)%	50%

(a)          Amounts for the quarter ended May 31, 2005 have been reclassified to conform to the May 31, 2006 presentation.

(b)         Prior period earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

	Six Months Ended		% Change from
	May 31, 2006	May 31, 2005	May 31, 2005
Revenues:
Principal transactions	$4,979	$3,839
Investment banking	1,576	1,262
Commissions	1,059	832
Interest and dividends	13,519	8,338
Asset management and other	689	455
Total revenues	21,822	14,726
Interest expense	12,950	7,638
Net revenues	8,872	7,088	25%

Non-interest expenses:
Compensation and benefits	4,374	3,509
Technology and communications	466	395
Brokerage, clearance and distribution fees (a)	299	270
Occupancy	280	242
Professional fees	155	131
Business development	134	114
Other (a)	115	108
Total non-interest expenses	5,823	4,769	22%
Income before taxes and cumulative effect of accounting change	3,049	2,319
Provision for income taxes	1,009	761
Income before cumulative effect of accounting change	2,040	1,558	31%
Cumulative effect of accounting change	47	—
Net income	$2,087	$1,558	34%
Net income applicable to common stock	$2,055	$1,520	35%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$3.67	$2.72
Cumulative effect of accounting change	0.09	—
Earnings per basic common share	$3.76	$2.72	38%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$3.44	$2.58
Cumulative effect of accounting change	0.08	—
Earnings per diluted common share	$3.52	$2.58	36%

(a)          Prior period amounts have been reclassified to conform to the May 31, 2006 presentation.

(b)         Prior period earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

	Quarter Ended			% Change from
	May 31, 2006	Feb 28, 2006	May 31, 2005	Feb 28, 2006	May 31, 2005
Investment Banking:
Global Finance - Debt	$289	$410	$310
Global Finance - Equity	208	199	172
Advisory Services	244	226	97
Total	741	835	579	(11)%	28%

Capital Markets:
Fixed Income	2,200	2,102	1,753
Equities	878	944	474
Total	3,078	3,046	2,227	1%	38%

Investment Management:
Asset Management	347	368	255
Private Investment Management	245	212	217
Total	592	580	472	2%	25%

Total Net Revenues	$4,411	$4,461	$3,278	(1)%	35%

	Six Months Ended		% Change from
	May 31, 2006	May 31, 2005	May 31, 2005

Investment Banking:
Global Finance - Debt	$699	$636
Global Finance - Equity	407	360
Advisory Services	470	266
Total	1,576	1,262	25%

Capital Markets:
Fixed Income	4,302	3,821
Equities	1,822	1,096
Total	6,124	4,917	25%

Investment Management:
Asset Management	715	489
Private Investment Management	457	420
Total	1,172	909	29%

Total Net Revenues	$8,872	$7,088	25%

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS’ EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
(Preliminary and Unaudited)
(In millions)

	Quarter Ended
	May 31, 2006	Feb 28, 2006	Nov 30, 2005	Aug 31, 2005	May 31, 2005
Average common stockholders’ equity	$16,642	$16,049	$15,469	$15,011	$14,596
Less: average identifiable intangible assets and goodwill	(3,289)	(3,269)	(3,259)	(3,274)	(3,280)
Average tangible common stockholders’ equity	$13,353	$12,780	$12,210	$11,737	$11,316

LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)

	At
	May 31,	Feb 28,	May 31,
Composition of Assets Under Management	2006	2006	2005

Equity	$86	$83	$62
Fixed Income	56	56	54
Money Markets	38	32	21
Alternative Investments	18	17	14
Assets Under Management	$198	$188	$151

	Quarter Ended
	May 31,	Feb 28,	May 31,
Assets Under Management Rollforward	2006	2006	2005

Balance, beginning of period	$188	$175	$148
Net additions	9	9	3
Net market appreciation	1	4	—
Total increase	10	13	3
Balance, end of period	$198	$188	$151

LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

	May 31, 2006	Feb 28, 2006	Nov 30, 2005	Aug 31, 2005	May 31, 2005
Net assets:
Total assets	$455,000	$439,796	$410,063	$384,295	$370,595
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(6,800)	(5,569)	(5,744)	(4,531)	(3,935)
Securities received as collateral	(5,400)	(5,001)	(4,975)	(5,419)	(4,207)
Collateralized agreements	(197,900)	(198,896)	(184,664)	(176,875)	(165,178)
Identifiable intangible assets and goodwill	(3,296)	(3,282)	(3,256)	(3,262)	(3,286)
Net assets	$241,604	$227,048	$211,424	$194,208	$193,989

Tangible equity capital:
Total stockholders’ equity	$17,981	$17,493	$16,794	$16,334	$15,878
Junior subordinated notes	2,717	2,623	2,026	1,799	1,506
Less: Identifiable intangible assets and goodwill	(3,296)	(3,282)	(3,256)	(3,262)	(3,286)
Tangible equity capital	$17,402	$16,834	$15,564	$14,871	$14,098

Gross leverage (total assets / total stockholders’ equity)	25.3x	25.1x	24.4x	23.5x	23.3x

Net leverage (net assets / tangible equity capital)	13.9x	13.5x	13.6x	13.1x	13.8x